EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended September 30, 2023 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Forward-looking Statements:
This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward-looking statements.” These forward-looking statements involve risks and uncertainties that could cause the actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with the recently completed merger with The Necessity Retail REIT, Inc. (“RTL”) and the internalization of our property management and advisory functions; the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on us, our tenants and the global economy and financial markets; that any potential future acquisition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 filed on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI, and Constant Currency should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were on time or non-recurring items. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income, and Constant Currency.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest and related Blackwells/Related Parties litigation, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA for the fourth quarter of 2022 (the only prior period with these types of costs) has been conformed to this presentation. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
Key Metrics
As of and for the three months ended September 30, 2023
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$118,168
Net loss attributable to common stockholders	$(142,488)
Basic and diluted net loss per share attributable to common stockholders [2]	$(1.11)
Cash NOI [1]	$105,987
Adjusted EBITDA [1]	$88,930
AFFO attributable to common stockholders [1]	$46,929
Dividends per share - third quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	16.6%

Balance Sheet and Capitalization
Gross asset value [4]	$9,188,310
Net debt [5] [6]	$5,206,999
Total consolidated debt [6]	$5,340,438
Total assets	$8,184,713
Liquidity [7]	$319,439

Common shares outstanding as of September 30, 2023 (thousands)	230,829

Net debt to gross asset value	56.7%

Weighted-average interest rate cost [9]	4.7%
Weighted-average debt maturity (years) [10]	3.4
Interest Coverage Ratio [11]	2.5	x

Real Estate Portfolio	Total
Number of properties	1,304
Square footage (millions)	66.8
Leased	96%
Weighted-average remaining lease term (years) [12]	6.9
Footnotes:
[1]This Non-GAAP metric is reconciled below.
[2]Adjusted for net income attributable to common stockholders for common share equivalents.
[3]Represents quarterly dividend per share rate based off the prior annualized dividend rate of $1.60 that was in effect through the third quarter of 2023.
[4]Defined as total assets plus accumulated depreciation and amortization as of September 30, 2023.
[5]Represents total debt outstanding of $5.3 billion, less cash and cash equivalents of $133.4 million.
[6]Excludes the effect of mortgage discounts and deferred financing costs, net.
[7]Liquidity includes $186.0 million of availability under the credit facility and $133.4 million of cash and cash equivalents as of September 30, 2023.
[8]Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended September 30, 2023 multiplied by four.
[9]The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10]The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11]The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12]The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023

Consolidated Balance Sheets
Amounts in thousands

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$1,432,508	$494,101
Buildings, fixtures and improvements	5,810,267	3,276,656
Construction in progress	27,842	26,717
Acquired intangible lease assets	1,366,597	689,275
Total real estate investments, at cost	8,637,214	4,486,749
Less accumulated depreciation and amortization	(1,003,597)	(891,479)
Total real estate investments, net	7,633,617	3,595,270
Assets held for sale	1,299	—
Cash and cash equivalents	133,439	103,335
Restricted cash	44,998	1,110
Derivative assets, at fair value	26,400	37,279
Unbilled straight-line rent	76,264	73,037
Operating lease right-of-use asset	75,669	49,166
Prepaid expenses and other assets	122,636	64,348
Due from related parties	—	464
Deferred tax assets	2,559	3,647
Goodwill and other intangible assets, net	51,018	21,362
Deferred financing costs, net	16,814	12,808
Total Assets	$8,184,713	$3,961,826

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,571,664	$1,233,081
Revolving credit facility	1,609,931	669,968
Senior notes, net	881,320	493,122
Acquired intangible lease liabilities, net	98,323	24,550
Derivative liabilities, at fair value	269	328
Due to related parties	—	1,183
Accounts payable and accrued expenses	117,993	22,889
Operating lease liability	47,893	21,877
Prepaid rent	47,070	28,456
Deferred tax liability	6,029	7,264
Dividends payable	10,995	5,189
Total Liabilities	5,391,487	2,507,907
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	—
7.375% Series E cumulative redeemable perpetual preferred stock	46	—
Common stock	3,638	2,371
Additional paid-in capital	4,349,401	2,683,169
Accumulated other comprehensive income	(602)	1,147
Accumulated deficit	(1,560,738)	(1,247,781)
Total Stockholders’ Equity	2,791,939	1,439,021
Non-controlling interest	1,287	14,898
Total Equity	2,793,226	1,453,919
Total Liabilities and Equity	$8,184,713	$3,961,826

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Revenue from tenants	$118,168	$95,844	$94,332	$93,948

Expenses:
Property operating	13,623	9,033	8,146	9,854
Operating fees to related parties	8,652	10,110	10,101	9,877
Impairment charges	65,706	—	—	4,504
Merger, transaction and other costs	43,765	6,279	99	—
Settlement costs	14,643	15,084	—	—
General and administrative	6,977	10,683	5,660	6,108
Equity-based compensation	10,444	2,870	2,925	2,855
Depreciation and amortization	49,232	37,297	37,029	36,987
Total expenses	213,042	91,356	63,960	70,185
Operating income before loss on dispositions of real estate investments	(94,874)	4,488	30,372	23,763
(Loss) gain on dispositions of real estate investments	(684)	—	—	120
Operating income	(95,558)	4,488	30,372	23,883
Other income (expense):
Interest expense	(41,161)	(27,710)	(26,965)	(25,731)
Loss on extinguishment of debt	—	(404)	—	(1,657)
Gain (loss) on derivative instruments	3,217	(774)	(1,656)	(6,892)
Other income	119	1,650	66	127
Total other expense, net	(37,825)	(27,238)	(28,555)	(34,153)
Net (loss) income before income taxes	(133,383)	(22,750)	1,817	(10,270)
Income tax expense	(2,801)	(3,508)	(2,707)	(2,370)
Net loss	(136,184)	(26,258)	(890)	(12,640)
Preferred stock dividends	(6,304)	(5,099)	(5,099)	(5,098)
Net loss attributable to common stockholders	$(142,488)	$(31,357)	$(5,989)	$(17,738)

Basic and Diluted (Loss) Earnings Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(1.11)	$(0.30)	$(0.06)	$(0.17)

Weighted average shares outstanding — Basic and Diluted	130,825	104,149	103,783	103,782

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
EBITDA:
Net loss	$(136,184)	$(26,258)	$(890)	$(12,640)
Depreciation and amortization	49,232	37,297	37,029	36,987
Interest expense	41,161	27,710	26,965	25,731
Income tax expense	2,801	3,508	2,707	2,370
EBITDA	(42,990)	42,257	65,811	52,448
Impairment charges	65,706	—	—	4,504
Equity-based compensation	10,444	2,870	2,925	2,855
Merger, transaction and other costs	43,765	6,279	99	—
Settlement costs	14,643	15,084	—	—
Gain on dispositions of real estate investments	684	—	—	(120)
(Gain ) loss on derivative instruments	(3,217)	774	1,656	6,892
Loss on extinguishment of debt	—	404	—	1,657
Other income	(119)	(1,650)	(66)	(127)
Expenses attributable to 2023 proxy contest and related litigation [1]	14	7,371	1,716	1,436
Adjusted EBITDA	88,930	73,389	72,141	69,545
Operating fees to related parties	8,652	10,110	10,101	9,877
General and administrative	6,977	10,683	5,660	6,108
Expenses attributable to 2023 proxy contest and related litigation [1]	(14)	(7,371)	(1,716)	(1,436)
NOI	104,545	86,811	86,186	84,094
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,444	1,297	955	349
Straight-line rent	(2)	(1,786)	(1,888)	(2,099)
Cash NOI	$105,987	$86,322	$85,253	$82,344

Cash Paid for Interest:
Interest Expense	$41,161	$27,710	$26,965	$25,731
Non-cash portion of interest expense	(2,046)	(2,083)	(2,085)	(2,240)
Amortization of mortgage discounts	(3,374)	(237)	(227)	(225)
Total cash paid for interest	$35,741	$25,390	$24,653	$23,266
Footnote:
[1]Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells Capital LLC, an affiliate of Blackwells Onshore, and certain others involved with the proxy solicitation (collectively, the “Blackwells/Related Parties”) litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the quarter ended March 31, 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. Adjusted EBITDA for the quarter ended December 31, 2022 was conformed to this presentation.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(142,488)	$(31,357)	$(5,989)	$(17,738)
Impairment charges	65,706	—	—	4,504
Depreciation and amortization	49,232	37,297	37,029	36,987
Loss (gain) on dispositions of real estate investments	684	—	—	(120)
FFO (as defined by NAREIT) attributable to common stockholders	(26,866)	5,940	31,040	23,633
Merger, transaction and other costs [1]	43,765	6,279	99	—
Settlement costs [2]	14,643	15,084	—	—
Loss on extinguishment of debt	—	404	—	1,657
Core FFO attributable to common stockholders	31,542	27,707	31,139	25,290
Non-cash equity-based compensation	10,444	2,870	2,925	2,855
Non-cash portion of interest expense	2,046	2,083	2,085	2,240
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,444	1,297	955	349
Straight-line rent	(2)	(1,786)	(1,888)	(2,099)
Eliminate unrealized (gains) losses on foreign currency transactions [3]	(1,933)	1,631	2,647	11,897
Amortization of mortgage discounts	3,374	237	227	225
Expenses attributable to 2023 proxy contest and related litigation [4]	14	7,371	1,716	1,436
Adjusted funds from operations (AFFO) attributable to common stockholders	$46,929	$41,410	$39,806	$42,193

Weighted average common shares outstanding — Basic and Diluted	130,825	104,149	103,783	103,782
Net loss per share attributable to common shareholders	$(1.11)	$(0.30)	$(0.06)	$(0.17)
FFO per diluted common share	$(0.21)	$0.06	$0.3	$0.23
Core FFO per diluted common share	$0.24	$0.27	$0.30	$0.24
AFFO per diluted common share	$0.36	$0.40	$0.38	$0.41
Dividends declared to common stockholders	$41,978	$41,674	$41,677	$41,677
Footnotes:
[1]For the three months ended September 30, 2023 and June 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the REIT Merger and Internalization Merger. The quarters ended March 31, 2023 and December 31, 2022 did not have any of these costs.
[2]In the three months ended September 30, 2023 and June 30, 2023, we recognized these settlement costs which include one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation as well as expense for Common Stock issued/to be issued to the Blackwells/Related Parties, as required under the cooperation agreement with the Blackwells/Related Parties.
[3]For AFFO purposes, we add back unrealized (gain) loss. For the three months ended September 30, 2023, the gain on derivative instruments was $3.2 million which consisted of unrealized gains of $1.9 million and realized gains of $1.3 million. For the three months ended June 30, 2023, the loss on derivative instruments was $0.8 million which consisted of unrealized losses of $1.6 million and realized gains of $0.8 million. For the three months ended March 31, 2023, the loss on derivative instruments was $1.7 million which consisted of unrealized losses of $2.6 million and realized gains of $0.9 million. For the three months ended December 31, 2022, the loss on derivative instruments was $6.9 million, which consisted of unrealized losses of $11.9 million and realized gains of $5.0 million.
[4]Amounts relate to general and administrative expenses incurred for the Company’s 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for these amounts.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
Debt Overview
As of September 30, 2023

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2023 (remainder)	—	—	—%	$301
2024	16	0.6	3.9%	391,057
2025	363	1.9	3.8%	704,014
2026	97	2.6	3.8%	115,045
2027	10	4.1	4.4%	163,191
2028	127	3.8	4.2%	532,982
Thereafter	236	5.3	4.7%	823,917
Total Non-Recourse Debt	849	3.3	4.2%	2,730,507	51%

Recourse Debt
Revolving Credit Facility		3.0	5.9%	1,609,931
3.75% Senior Notes		4.2	3.8%	500,000
4.50% Senior Notes		5.0	4.5%	500,000
Total Recourse Debt		3.6	5.2%	2,609,931	49%

Total Debt		3.4	4.7%	$5,340,438	100%

Total Debt by Currency				Percent
USD				81%
EUR				10%
GBP				8%
CAD				1%
Total				100%

Footnotes:
[1]For non-recourse debt, amounts are shown within the year that the loan fully matures.
[2]As of September 30, 2023, the Company’s total combined debt was 82.0% fixed rate or swapped to a fixed rate and 18.0% floating rate.
[3]Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of September 30, 2023 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Future Minimum Lease Rents
As of September 30, 2023
Amounts in thousands

Future Minimum Base Rent Payments [1]
2023 (remainder)	$171,772
2024	674,159
2025	622,860
2026	573,069
2027	508,851
2028	433,669
Thereafter	2,090,322
Total	$5,074,702
Footnotes:
[1]Base rent assumes exchange rates of £1.00 to $1.22 for GBP, €1.00 to $1.06 for EUR and C$1.00 to $0.74 as of September 30, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Top Twenty Tenants
As of September 30, 2023
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type/Segment	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
Imperial Reliance, LLC	Single Tenant Retail	Gas/Convenience	$22,465	3.1%
FedEx	Industrial & Distribution	Freight	19,364	2.7%
McLaren	Industrial & Distribution	Auto Manufacturing	18,754	2.6%
Fresenius	Single Tenant Retail	Healthcare	15,036	2.1%
Whirlpool	Industrial & Distribution	Consumer Goods	14,682	2.0%
AmeriCold	Industrial & Distribution	Refrigerated Warehousing	13,704	1.9%
Home Depot	Industrial & Distribution / Multi-Tenant Retail	Home Improvement	13,681	1.9%
Truist Bank	Single Tenant Retail	Retail Banking	12,711	1.7%
Government Services Administration (GSA)	Office	Government	11,035	1.5%
Foster Wheeler	Office	Engineering	10,799	1.5%
PetSmart	Multi Tenant Retail	Pet Supplies	10,443	1.4%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,086	1.4%
ING Bank	Office	Financial Services	9,931	1.4%
Dollar General	Single Tenant Retail	Discount Retail	9,745	1.3%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	1.3%
Finnair	Industrial & Distribution	Aerospace	8,545	1.2%
The Kroger Co. of Michigan	Industrial & Distribution	Logistics	8,500	1.2%
Dick's Sporting Goods	Multi Tenant Retail	Sporting Goods	8,487	1.2%
Contractors Steel	Industrial & Distribution	Metal Processing	7,952	1.1%
Best Buy	Multi Tenant Retail	Electronics	7,697	1.1%
Subtotal			242,949	33.6%

Remaining portfolio			485,352	66.4%

Total Portfolio			$728,301	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.22 for GBP, €1.00 to $1.06 for EUR and C$1.00 to $0.74 as of September 30, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Diversification by Property Type/Segment

As of September 30, 2023
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$229,343	32%	33,627	50%	$134,011	36%	21,669	55%
Multi-Tenant Retail	199,382	27%	16,413	25%	119,135	32%	10,199	26%
Single-Tenant Retail	153,389	21%	7,920	12%	38,947	10%	2,552	7%
Office	146,187	20%	8,872	13%	84,945	22%	4,877	12%
Total	$728,301	100%	66,832	100%	$377,038	100%	39,297	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.22 for GBP, €1.00 to $1.06 for EUR and C$1.00 to $0.74 as of September 30, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Diversification by Tenant Industry
As of September 30, 2023
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Healthcare	$46,090	6%	1,956	3%	$12,160	3%	581	2%
Financial Services	45,309	6%	3,173	5%	28,093	7%	2,278	6%
Auto Manufacturing	40,907	6%	4,237	7%	17,456	5%	2,252	6%
Discount Retail	37,023	5%	3,793	6%	13,376	4%	1,257	3%
Specialty Retail	31,664	4%	2,748	4%	17,310	5%	1,586	4%
Gas/Convenience	28,784	4%	665	1%	3,597	1%	79	—%
Freight	22,209	3%	2,527	4%	6,983	2%	774	2%
Consumer Goods	21,844	3%	4,705	7%	20,259	5%	4,036	11%
Home Improvement	20,838	3%	2,626	4%	8,311	2%	522	1%
Retail Banking	18,852	3%	596	1%	9,732	3%	312	1%
Quick Service Restaurant	18,830	3%	549	1%	3,386	1%	93	—%
Other [2]	395,951	54%	36,781	57%	236,375	62%	23,907	64%
Total	$728,301	100%	64,356	100%	$377,038	100%	37,677	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.22 for GBP, €1.00 to $1.06 for EUR and C$1.00 to $0.74 as of September 30, 2023 for illustrative purposes, as applicable.
[2]Other includes 27 industry types as of September 30, 2023.
[3]Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)
Diversification by Geography — As of September 30, 2023 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$585,871	80.4%	55,280	82.6%	$285,393	75.3%	30,841	78.5%
Michigan	61,200	8.4%	6,870	10.3%	36,620	9.7%	4,391	11.2%
Texas	44,822	6.2%	3,249	4.9%	19,545	5.2%	1,653	4.2%
Ohio	41,862	5.7%	6,112	9.1%	26,157	6.9%	4,224	10.7%
Georgia	40,430	5.6%	3,080	4.6%	7,136	1.9%	503	1.3%
North Carolina	36,104	5.0%	5,012	7.5%	18,267	4.8%	3,438	8.7%
California	28,218	3.9%	1,744	2.6%	21,668	5.7%	1,347	3.4%
Illinois	26,234	3.6%	2,734	4.1%	15,957	4.2%	2,136	5.4%
Alabama	25,776	3.5%	2,171	3.2%	5,171	1.4%	598	1.5%
Florida	25,088	3.4%	1,652	2.5%	16,287	4.3%	1,121	2.9%
South Carolina	24,031	3.3%	2,628	3.9%	7,700	2.0%	1,047	2.7%
Kentucky	18,601	2.6%	1,619	2.4%	8,961	2.4%	894	2.3%
Pennsylvania	18,250	2.5%	1,347	2.0%	10,303	2.7%	757	1.9%
Indiana	16,767	2.3%	2,437	3.6%	9,913	2.6%	1,366	3.5%
Oklahoma	14,907	2.0%	1,187	1.8%	6,342	1.7%	564	1.4%
Missouri	14,187	1.9%	1,221	1.8%	9,190	2.4%	838	2.1%
Tennessee	12,188	1.7%	1,336	2.0%	7,538	2.0%	692	1.8%
Louisiana	12,095	1.7%	868	1.3%	3,407	0.9%	369	0.9%
Massachusetts	10,689	1.5%	1,007	1.5%	9,960	2.6%	969	2.5%
New Jersey	9,907	1.4%	430	0.6%	—	—%	—	—%
New York	8,950	1.2%	1,073	1.6%	3,557	0.9%	338	0.9%
Wisconsin	8,691	1.2%	664	1.0%	5,433	1.4%	359	0.9%
Mississippi	8,143	1.1%	635	1.0%	542	0.1%	23	0.1%
Arkansas	7,827	1.1%	486	0.7%	5,693	1.5%	398	1.0%
Nevada	7,752	1.1%	423	0.6%	344	0.1%	14	—%
Kansas	7,631	1.0%	689	1.0%	4,275	1.1%	531	1.4%
Minnesota	6,419	0.9%	646	1.0%	1,346	0.4%	222	0.6%
Maryland	4,811	0.7%	419	0.6%	2,542	0.7%	290	0.7%
Connecticut	4,598	0.6%	402	0.6%	2,742	0.7%	305	0.8%
New Mexico	4,575	0.6%	415	0.6%	2,784	0.7%	301	0.8%
Virginia	3,850	0.5%	332	0.5%	2,138	0.6%	233	0.6%
Iowa	3,837	0.5%	402	0.6%	2,361	0.6%	269	0.7%
Colorado	3,501	0.5%	138	0.2%	2,905	0.8%	94	0.2%
West Virginia	3,123	0.4%	345	0.5%	343	0.1%	47	0.1%
New Hampshire	2,912	0.4%	345	0.5%	2,375	0.6%	256	0.7%
Maine	2,318	0.3%	76	0.1%	2,116	0.6%	64	0.2%
Rhode Island	2,208	0.3%	107	0.2%	—	—%	—	—%
Wyoming	1,840	0.3%	103	0.2%	—	—%	—	—%
North Dakota	1,814	0.2%	193	0.3%	884	0.2%	47	0.1%
Nebraska	1,671	0.2%	113	0.2%	794	0.2%	39	0.1%
Montana	1,663	0.2%	100	0.1%	—	—%	—	—%
South Dakota	1,474	0.2%	101	0.2%	1,110	0.3%	54	0.1%
Utah	1,430	0.2%	53	0.1%	315	0.1%	12	—%
Vermont	1,318	0.2%	235	0.4%	86	—%	22	0.1%
Idaho	783	0.1%	36	0.1%	249	0.1%	6	—%
Alaska	424	0.1%	9	—%	—	—%	—	—%
Arizona	366	0.1%	22	—%	—	—%	—	—%
Delaware	337	—%	10	—%	337	0.1%	10	—%
Washington, DC	249	—%	4	—%	—	—%	—	—%
United Kingdom	78,107	10.7%	5,240	7.9%	59,350	15.7%	4,399	11.2%
Netherlands	16,111	2.2%	1,007	1.5%	3,719	1.0%	364	0.9%
Finland	13,992	1.9%	1,457	2.2%	—	—%	—	—%
Germany	9,939	1.4%	1,584	2.4%	9,939	2.6%	1,584	4.0%
France	7,400	1.0%	1,398	2.1%	7,400	2.0%	1,398	3.6%
Luxembourg	5,644	0.8%	156	0.2%	—	—%	—	—%
Channel Islands	5,567	0.8%	114	0.2%	5,567	1.5%	114	0.3%
Canada	3,056	0.4%	372	0.6%	3,056	0.8%	372	0.9%
Italy	2,240	0.3%	196	0.3%	2,240	0.6%	196	0.5%
Spain	374	0.1%	29	—%	374	0.1%	29	0.1%
Total	$728,301	100%	66,833	100%	$377,038	100%	39,297	100%
Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.22 for GBP, €1.00 to $1.06 for EUR and C$1.00 to $0.74 as of September 30, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended September 30, 2023 (Unaudited)

Lease Expirations
As of September 30, 2023

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2023 (Remaining)	104	$11,868	1.6%	1,303	2.0%
2024	196	49,800	6.8%	3,859	6.0%
2025	244	60,273	8.3%	5,230	8.1%
2026	232	61,928	8.5%	4,382	6.8%
2027	268	73,517	10.1%	7,015	10.9%
2028	316	85,357	11.7%	8,425	13.1%
2029	239	78,904	10.8%	7,396	11.5%
2030	114	50,621	7.0%	3,707	5.8%
2031	92	33,862	4.6%	4,446	6.9%
2032	101	37,357	5.1%	3,046	4.7%
2033	96	33,342	4.6%	2,442	3.8%
2034	47	20,513	2.8%	1,223	1.9%
2035	13	10,816	1.5%	1,107	1.7%
2036	44	9,878	1.4%	967	1.5%
2037	25	3,852	0.5%	239	0.4%
Thereafter (>2037)	379	106,413	14.7%	9,569	14.9%
Total	2,510	$728,301	100%	64,356	100%
Footnotes:
[1]Annualized rental income converted from local currency into USD as of September 30, 2023 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.